UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 29, 2010
PAA Natural Gas Storage, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-34722	26-1679071
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)
333 Clay Street, Suite 1500
Houston, Texas 77002
(Address of principal executive office) (Zip Code)
(713) 646-4100
(Registrants’ telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.
     Underwriting Agreement
     On April 29, 2010, PAA Natural Gas Storage, L.P. (the “Partnership”) entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Partnership, PNGS GP LLC (the “General Partner”), Plains All American Pipeline, L.P. (“PAA,” and together with the Partnership and General Partner, the “Partnership Parties”) and Barclays Capital Inc., UBS Securities LLC, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (the “Underwriters”), providing for the offer and sale by the Partnership (the “Offering”), and purchase by the Underwriters, of 11,720,000 common units representing limited partner interests in the Partnership (“Common Units”) at a price to the public of $21.50 per Common Unit ($20.18 per Common Unit, net of underwriting discounts). Pursuant to the Underwriting Agreement, the Partnership also granted the Underwriters an over-allotment option for a period of 30 days (the “Over-Allotment Option”) to purchase up to an additional 1,758,000 Common Units (the “Option Units”) to cover over-allotments, if any, on the same terms. On April 30, 2010, the Underwriters exercised the Over-Allotment Option in full. The material terms of the Offering are described in the prospectus, dated April 29, 2010 (the “Prospectus”), filed by the Partnership with the United States Securities and Exchange Commission (the “Commission”) on May 3, 2010 pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-164492), initially filed by the Partnership on January 25, 2010 and pursuant to a Registration Statement on Form S-1 filed pursuant to Rule 462(b) of the Securities Act (File No. 333-166398), filed by the Partnership on April 29, 2010.
          The Underwriting Agreement contains customary representations, warranties and agreements of the Partnership Parties, and customary conditions to closing, obligations of the parties and termination provisions. The Partnership Parties have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.
     The Offering of the Common Units and the sale of the Option Units pursuant to the exercise of the Over-Allotment Option are expected to close on May 5, 2010. The Partnership will receive proceeds (net of underwriting discounts and commissions but before deducting offering expenses) from the Offering of approximately $272 million. As described in the Prospectus, the Partnership will use the net proceeds of the sale of the Common Units to repay intercompany indebtedness owed to PAA. The Partnership will use the net proceeds of the sale of the Option Units to reimburse PAA for capital expenditures it incurred with respect to assets that PAA contributed to the Partnership.
     As more fully described under the caption “Underwriting” in the Prospectus, certain of the Underwriters have in the past provided and may from time to time in the future provide commercial banking, investment banking and advisory services in the ordinary course of their business for the Partnership, PAA and their respective affiliates for which they have received and in the future will be entitled to receive, customary fees and reimbursement of expenses. Affiliates of Barclays Capital Inc., UBS Securities LLC, Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., Raymond James & Associates, Inc., Morgan Keegan & Company, Inc. and RBC Capital Markets Corporation are lenders under the Partnership’s credit facility and PAA’s credit facilities.
     The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.
     Contribution Agreement
     The description of the Contribution Agreement provided below under Item 2.01 (and as defined therein) is incorporated in this Item 1.01 by reference. A copy of the Contribution Agreement is attached as Exhibit 10.1 and is incorporated in this Item 1.01 by reference.

ITEM 2.01 Completion of Acquisition or Disposition of Assets.
     Contribution Agreement
     On April 29, 2010, in connection with the Offering, the Partnership entered into a Contribution Agreement (the “Contribution Agreement”), with the General Partner, PAA, PAA Natural Gas Storage, LLC (“Operating Sub”), PAA/Vulcan Gas Storage, LLC (“PVGS”), Plains Marketing, L.P. (“Plains Marketing”), and Plains Marketing GP Inc. (“GP Inc.”), providing for the following transactions, among others, to occur at or prior to closing of the Offering:
•	PAA will directly and indirectly contribute to the Partnership a 98.0% equity interest in the entities that own its natural gas storage business in exchange for (1) 18,106,529 Common Units, (2) 13,934,351 Series A subordinated units, and (3) 11,500,000 Series B subordinated units and the right to receive both (A) additional Common Units in an amount that is equal to the excess, if any, of (x) 1,758,000 over (y) the aggregate number, if any, of Common Units actually purchased by and issued to the Underwriters pursuant to the Over-Allotment Option and (B) a reimbursement of pre-formation capital expenditures in an amount equal to the total amount of cash, if any, contributed by the Underwriters to the Partnership with respect to any exercise of the Over-Allotment Option; and

•	the General Partner will contribute to the Partnership a 2.0% equity interest in certain entities that own PAA’s gas storage business, in exchange for a 2.0% general partner interest in the Partnership as well as all of the Partnership’s incentive distribution rights.
     These transfers and distributions are to be made in a series of steps outlined in the Contribution Agreement.
     Each of the Partnership, the General Partner, Operating Sub, PVGS, Plains Marketing and GP Inc. are direct or indirect subsidiaries of PAA. As a result, certain individuals, including officers of PAA and officers and directors of the General Partner, serve as officers and/or directors of more than one of such entities. The General Partner holds a 2.0% general partner interest in the Partnership and, after giving effect to the exercise of the Over-Allotment Option in full by the Underwriters, PAA will own an approximate 74.8% limited partner interest in the Partnership.
     The foregoing description is qualified in its entirety by reference to the full text of the Contribution Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 2.01 by reference.
ITEM 3.02 Unregistered Sales of Equity Securities.
     The description in Item 2.01 above of the issuances by the Partnership in connection with the consummation of the transactions contemplated by the Contribution Agreement of 18,106,529 Common Units, 13,934,351 Series A subordinated units and 11,500,000 Series B subordinated units to PAA is incorporated herein by reference. The foregoing transactions were undertaken in reliance upon the exemption from the registration requirements of the Securities Act contained in Section 4(2) thereof.
     Each of such Series A subordinated units will convert into one Common Unit at the end of the subordination period. Unless earlier terminated pursuant to the terms of the Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”), the subordination period will extend until the first day of any quarter beginning after June 30, 2013 that the Partnership meets the financial tests set forth in the Partnership Agreement, but may end sooner if the Partnership meets additional financial tests. The description of the subordination period contained in the section entitled “Provisions of Our Partnership Agreement Relating to Cash Distributions — Subordination Period” of the Prospectus is incorporated herein by reference.
     The Series B subordinated units will convert into Series A subordinated units upon satisfaction of certain operational and financial conditions as set forth in the Partnership Agreement. The description of the operational and financial conditions is contained in the section entitled “Our Cash Distribution Policy and Restrictions on Distributions — Series B Subordinated Units” of the Prospectus is incorporated herein by reference.
ITEM 7.01. Regulation FD Disclosure.
          On April 29, 2010, the Partnership issued a press release announcing that it had priced the Offering described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto.
          In accordance with General Instruction B.2 of Form 8-K, the press release is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended.
ITEM 9.01 Financial Statements and Exhibits.
     (d) Exhibits

1.1	Underwriting Agreement, dated April 29, 2010, by and among PAA Natural Gas Storage, L.P., PNGS GP LLC, Plains All American Pipeline, L.P. and the Underwriters named therein.

5.1	Opinion of Vinson & Elkins L.L.P.

10.1	Contribution Agreement by and among PAA Natural Gas Storage, L.P., PNGS GP LLC, Plains All American Pipeline, L.P., PAA Natural Gas Storage, LLC, PAA/Vulcan Gas Storage, LLC, Plains Marketing, L.P. and Plains Marketing GP Inc., dated as of April 29, 2010.

99.1	Press Release dated April 29, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAA NATURAL GAS STORAGE, L.P.
	By:	PNGS GP LLC,
its general partner

Dated: May 4, 2010	By:	/s/ Al Swanson
		Name:	Al Swanson
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

1.1	Underwriting Agreement, dated April 29, 2010, by and among PAA Natural Gas Storage, L.P., PNGS GP LLC, Plains All American Pipeline, L.P. and the Underwriters named therein.

5.1	Opinion of Vinson & Elkins L.L.P.

10.1	Contribution Agreement by and among PAA Natural Gas Storage, L.P., PNGS GP LLC, Plains All American Pipeline, L.P., PAA Natural Gas Storage, LLC, PAA/Vulcan Gas Storage, LLC, Plains Marketing, L.P. and Plains Marketing GP Inc., dated as of April 29, 2010.

99.1	Press Release dated April 29, 2010